UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2016

(Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)		30022 Zip Code

(678) 366-4587

(Registrant’s telephone number, including area code)

______________________________________________

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

The disclosure below under Item 3.02 is incorporated by reference into this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the issuance and the terms of the Debenture is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sale of Equity Securities

On May 27, 2016, the Company entered into a Securities Purchase Agreement with Hillair Capital Investments, L.P. (“Purchaser”) pursuant to which it issued an Original Issue Discount Senior Convertible Debenture (the “Debenture”) to the Purchaser in the aggregate amount of $460,082.40, payable in full on March 1, 2018. The Debenture is convertible into up to 15,336,080 shares of Common Stock at a conversion price of $.03 per share. The repayment of the Debenture is unsecured.

After taking into account the original issue discount and legal and diligence fees of $20,000 reimbursed to the Purchaser, the net proceeds received by the Company was $400,000.

These transactions are exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibits

4.1	Original Discount Senior Convertible Debenture Due March 1, 2018.

10.1	Securities Purchase Agreement dated May 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legend Oil and Gas, Ltd.

Date: June 3, 2016	By:	/s/ Warren S. Binderman
Warren S. Binderman
President and Chief Financial Officer